EMPLOYMENT AGREEMENT
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         THIS AGREEMENT ("Agreement") dated as of January 1, 2000, by and between OREGON STEEL MILLS, INC., a Delaware corporation ("OSM") and THOMAS B. BOKLUND (the "Executive").

WITNESSETH:

         WHEREAS, the Executive is and has been the Chairman of the Board of Directors and Chief Executive Officer of OSM for a number of years, and before that a key senior executive officer of OSM who, through his exceptional efforts, has contributed materially to its success;

         WHEREAS, OSM and the Executive desire that the Executive remain an employee of OSM and transition his duties and responsibilities as Chief Executive Officer to Joe E. Corvin effective January 1, 2000. This will assure continuity of management and policies responsible for OSM's success in the past and assure OSM of the efforts of the Executive during the term of this Agreement, and the Executive desires to remain in the employment of OSM; and

         WHEREAS, the Executive might elect at any time to terminate his employment by OSM in the absence of any Employment Agreement with terms and provisions set forth herein and OSM considers such a termination to be detrimental to the future success of OSM;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein set forth, the parties agree as follows:

         1. This Employment Agreement shall supersede that certain Employment Agreement dated January 17, 1988, between OSM and Executive (the "Prior Agreement"), and it is hereby mutually agreed that the Prior Agreement has been terminated effective upon the execution of this Employment Agreement.

         2.       Employment.
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                  2.1 Term. OSM agrees to employ Executive and Executive agrees
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to be employed by OSM as its Chairman of the Board of Directors upon the terms and conditions set forth herein for a period beginning on the date hereof and continuing until June 30, 2001. The Executive will retire from employment with OSM on that date with full employee benefits for retirement at age 62.

                  2.2 Duties. The Executive agrees faithfully to contribute to
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the management, operations and business of OSM and to perform such other services as may be consistent with the duties of the Chairman of the Board of Directors to the best of his ability, subject to the directive of the Board of Directors of OSM. He is also to devote such time during normal working hours to such duties as is necessary.

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


         3.       Compensation.
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                  3.1 Base Salary. As compensation for the services to be
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performed by the Executive, OSM agrees to pay the Executive a base salary at the rate of Five Hundred Fifty Thousand Dollars ($550,000) per year for each year of his employment hereunder. The compensation is payable in substantially equal monthly installments and reduced on a pro-rata basis for any fraction of a year or month during which he is not so employed.

                  3.2 Profit Participation, ESOP, Retirement Benefits, SERP,
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etc. In addition to his base salary, during the term of this Agreement the
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Executive will participate in all compensation and other executive employee benefit plans of OSM during the period that any existing plans are in effect. However, he will not participate in the Profit Participation Plan after December 31, 1999. Such compensation and benefits plans presently include, without limitation, ESOP, qualified retirement plan, Thrift Plan, Oregon Steel Mills Supplemental Retirement Plan ("SERP") dated May 1, 1994 and health and welfare benefits plan.

         4.       Business Expenses.  OSM will provide for the payment of, or
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reimbursement to the Executive of, travel and other out-of-pocket expenses reasonably incurred by him in conjunction with his employment hereunder.

         5. Proprietary Rights. The Executive agrees that OSM will own, and the
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Executive hereby waives all right, title, and interest in and to contributions made to the business and operations of OSM and its subsidiaries by the Executive during the term of this Agreement or prior thereto during his employment by OSM. This includes, without limitation, all ideas, suggestions and other contributions made by the Executive and all results and proceeds derived therefrom. Upon termination of his employment, the Executive will surrender to OSM all customer lists, records and other documents that he may have pertaining to the business of OSM or its subsidiaries and will neither make nor retain copies of any such documents. The provision of this paragraph will not:

                           (a)      be affected by cessation or termination of
Executive's employment pursuant to the terms hereof or otherwise;

                           (b)      apply to any information, matter or thing
that is in the public domain.

         6. Confidential Information. The Executive acknowledges that while
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employed by OSM, he will have access to confidential records, customer lists, data, drawings, writings and other materials owned by OSM or its subsidiaries. The Executive agrees that, during the term of his employment, he will not directly or indirectly disclose to others or use for his own benefit, or the benefit of others, any of the foregoing information, except in the course of his employment and for the benefit of OSM and its subsidiaries. All records, files, writings, drawings, lists, data and similar materials and information that the Executive will prepare, use or otherwise come into contact with during the course of his employment by OSM will, as between OSM and the Executive, at all times remain the sole property of OSM. The provisions of this paragraph will not:

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


                           (a)      apply to the operation of OSM or its
business to the extent that the Executive acquires information from parties other than OSM or its subsidiaries;

                           (b)      apply to any information, matter or thing
that is in the public domain.

         7.       Covenant Not to Compete.
                  -----------------------

                  7.1 Constraints. During the term of this Agreement, and for a
                      -----------
period of three (3) years from the termination or expiration of his employment, the Executive will not, within the geographical area of the United States, directly or indirectly:

                           (a)      own, manage, operate, join, control or be
employed by,

                           (b)      participate in the ownership, management,
operation or control of, or

                           (c)      be connected in any manner with any business
of the type and character of business engaged in by OSM or its subsidiaries during the term of the Executive's employment.

         The above constraint will not prevent the Executive from making passive investments in enterprises engaged in the steel business or the manufacture of pipe products. Executive acknowledges that the imposition of these constraints are a continuation of the constraints imposed on Executive under the Prior Agreement when Executive was promoted to the position of Chief Executive Officer of OSM and will not work an undue hardship on him.

                  7.2 Enforceability. In the event any of the provisions of
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paragraph 7.1 above finally are determined by any court to be void or unenforceable in any particular geographic area or as to any particular constraints, this Agreement will be deemed modified so as to eliminate therefrom the unenforceable constraint or its application to the area in which it is enforceable and, except as so modified, the Agreement will remain in full force and effect.

         8.       Offices and Directorships.  While employed by OSM, the
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Executive will be named Chairman of the Board of Directors of OSM, and the
Executive agrees to so serve.

         9.       Termination of Employment.
                  -------------------------

                  9.1      Termination by OSM. OSM may terminate the employment
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of Executive:

                           (a)      for "Cause" as hereinafter defined; or

                           (b)      by reason of the death or Permanent
Disability of Executive.

                  9.2      Termination by Executive. Executive may terminate
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his employment under this Employment Agreement for "Good Reason" as hereinafter defined.

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         10.      Definitions.
                  -----------

                  10.1     "Cause," for the purposes of the Agreement, shall
                            -----
mean severance from OSM's employment because of:

                           (a)      the reduction in OSM's work force due to a
substantial decrease in OSM's business and the absence of any need during the foreseeable future for the continued performance of the Executive's duties,

                           (b)      the willful and continued failure by the
Executive to substantially perform his assigned duties with OSM (other than any such failure resulting from incapacity due to physical or mental illness or any actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason) after a written demand for substantial performance is delivered to the Executive by OSM, which demand specifically identifies the manner in which OSM believes that the Executive has not substantially performed his duties, or

                           (c)      willful engagement by the Executive in
conduct which is demonstrably and materially injurious to OSM, monetarily or otherwise. For purposes of this Section, no act, or failure to act, on the part of the Executive without good faith and without reasonable belief that the action or omission was in the best interest of OSM.

                  10.2 "Good Reason" shall mean the occurrence, of any of the
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following circumstances without the express written consent of the Executive, unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                           (a)      the harassment by OSM or the executives
thereof of Executive so as to adversely affect the ability of Executive to perform his assigned duties and responsibilities;

                           (b)      a geographical relocation of Executive is
ordered by OSM to areas other than Portland, Oregon, or Napa, California;

                           (c)      the failure by OSM to pay any portion of
Executive's current compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation agreement of OSM within seven (7) days of the date such compensation is due; or

                           (d)      any purported termination of Executive's
employment by OSM that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 11.2.

                  Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                  10.3 "Permanent Disability" shall mean a medically determined
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physical or mental impairment which prevents the Executive from performing every duty of his occupation, and a prognosis that such impairment will continue for at least one (1) year.

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                  10.4     "Change in Control" shall mean any of the following:
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                           (a)      Any time less than a majority of the
Directors of OSM are individuals who were either elected by the Board of Directors or nominated by the Board of Directors (or a committee of the Board of Directors) for election by the stockholders.

                           (b)      Any time a majority of the Board of
Directors of OSM are individuals who, in connection with a single transaction or series of related transactions that effects a change in the ownership of OSM, were either elected by the Board of Directors (or a committee of the Board of Directors) for election by the stockholders.

                           (c)      Any time any person is or becomes the
Beneficial Owner, directly or indirectly of securities of OSM representing twenty-five percent (25%) or more of the combined voting power of OSM's then outstanding securities. Or,

                           (d)      The stockholders of OSM approve a plan of
complete liquidation of OSM, other than in connection with the complete cessation of the business activities conducted with OSM's operating assets, or
(b) an agreement is entered for the sale or disposition by OSM of all or substantially all of OSM's assets except pursuant to an order of a bankruptcy court having jurisdiction of OSM. For purposes of clause (b), the term "the sale or disposition by OSM of all or substantially all of OSM's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of OSM or of any direct or indirect subsidiary of OSM (including the stock of any direct or indirect subsidiary of OSM) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board of Directors determines is appropriate in a case where there is no readily ascertainable purchased price) constitutes more than two-thirds (2/3) of the fair market value of OSM (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of OSM" shall be the aggregate market value of OSM's outstanding common stock (on a fully diluted basis) plus the aggregate market value of OSM's other outstanding equity securities, if any. The aggregate market value of OSM's common stock shall be determined by multiplying the number of shares of OSM's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of OSM's common stock for the ten (10) trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of OSM shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of OSM's common stock or by such other method as the Board of Directors shall determine is appropriate; provided that, in the event that on the Transaction Date there is no public market for such common stock or other equity security, the fair market value of the equity securities or common stock shall be as reasonably determined by the Board of Directors.

                  10.5     "Directors" shall mean those individuals who are
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members of the Board of Directors of OSM.

         11.      Termination Benefits.
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                            5 - EMPLOYMENT AGREEMENT
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                  11.1 Eligibility for Benefits. The Executive shall be eligible
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for the additional benefits described in Section 11.2 if from the effective date of this Employment Agreement until June 30, 2001 there is a Change in Control of OSM or termination of the Executive's employment.

                  11.2     Termination Benefits.
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                           11.2.1   After a Change in Control OSM shall pay to
Executive his full base compensation from the date of Change of Control or termination of employment to June 30, 2001, at the Rate of $550,000 per annum together with all other amounts due under this Section not later than the thirtieth (30th) day following said Change in Control or termination of employment, plus all other amounts to which the Executive is entitled under any other compensation or benefit plan of OSM at the time such payments are due, and;

                           11.2.2   OSM shall pay an additional amount equal to
the lump sum present actuarial value of the excess, if any, of A over B where

                                    (a)     is the normal retirement benefit to
which executive would have been entitled under the OSM Pension Plan assuming that such Executive continued as an active participant until age 62 without change in his rate of annual pay; and

                                    (b)     is the normal retirement benefit to
which the Executive is actually entitled under the OSM Pension Plan as of the date of Change of Control or termination of employment, and;

                           11.2.3   OSM shall pay an additional amount equal to
the lump sum present actuarial value of all the amounts the Executive would be entitled under the SERP, assuming that such Executive had continued as an active participant until age 62 without a change in his rate of annual pay.

                           Present actuarial value shall be computed using a 6.5
percent interest and the current GATT mortality table as required since 1994.

                           11.2.4   OSM shall pay all legal fees and expenses
incurred by Executive in seeking to obtain or enforce any right or benefit provided to the Executive pursuant to this Agreement.

         12.      Miscellaneous.
                  -------------

                  12.1 Binding Commitment. Rights of Executive under this
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Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Executive should die while any amount would still be payable to him hereunder, all such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee, or if there is no such designee, to his estate.

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                  12.2 Notice. Any termination of Executive's employment by OSM
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or the Executive shall be communicated by written Notice of Termination to the
Executive or OSM, as the case may be in accordance with the terms hereof. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                  12.3 Date of Termination. "Date of Termination" shall mean
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thirty (30) days after Notice of Termination is given unless it is given by
Executive in which event it means 6 months after the Notice is given. If, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefore has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. If the Date of Termination occurs after June 30, 2001, because of the operation of the preceding sentence, the employment of the Executive shall be considered to have been terminated on the date of death, disability or June 30, 2001, as the case may be.

                  12.4 Form of Notice. Except as otherwise provided herein,
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notices and all other communications provided for under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to OSM or the Executive, as the case may be. Notices to OSM shall be at its principal office in Portland, Oregon. Notices to Executive shall be addressed to him at his last known address as shown in the records of OSM.

                  12.5 Applicable Law. The validity, interpretation,
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construction and performance of the obligations created under this Agreement shall be governed by the laws of the State of Oregon unless preempted by federal law. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

                            7 - EMPLOYMENT AGREEMENT

                  12.6 Validity. The invalidity or unenforceability of any
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provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         IN WITNESS WHEREOF the parties have executed this Agreement on the date first hereinabove set forth.

                                       OREGON STEEL MILLS, INC.



                                       By: /s/ L. Ray Admas
                                           --------------------------------
                                           L. RAY ADAMS



                                       By: /s/ Thomas B. Boklund
                                           --------------------------------
                                           THOMAS B. BOKLUND



                            8 - EMPLOYMENT AGREEMENT